Exhibit 21

		Jurisdictions of
	Subsidiary Name	Incorporation	Percentage of Control
	Energizer Argentina S.A.	Argentina	100%
	Energizer Australia Pty. Ltd.	Australia	100%
*	Playtex Products (Australia) Pty. Ltd.	Australia	100%
	Energizer Group Austria Handels GmbH	Austria	100%
	Energizer Sales Ltd.	Barbados	100%
	Energizer Group Belgium S.A.	Belgium	100%
	Energizer Insurance Company Ltd.	Bermuda	100%
	Energizer Group do Brasil Imp.Exp.Com.Ltd.	Brazil	100%
*	Energizer do Brasil Ltda.	Brazil	100%
	Smile-Tote, Inc.	California	100%
	Energizer Canada Inc.	Canada	100%
*	Playtex Limited	Canada	100%
	Energizer Cayman Islands Limited	Cayman Islands	100%
	Schick Cayman Islands Limited	Cayman Islands	100%
	Eveready de Chile S.A.	Chile	100%
	Energizer (China) Co., Ltd.	China	100%
	Schick (Guangzhou) Company Ltd.	China	100%
	Eveready de Colombia, S.A.	Colombia	100%
+	ECOBAT s.r.o.	Czech Republic	16.66%
	Energizer Czech spol.sr.o.	Czech Republic	100%
	EBC Batteries, Inc.	Delaware	100%
	Energizer Asia Pacific, Inc.	Delaware	100%
	Energizer Battery, Inc.	Delaware	100%
	Energizer International, Inc.	Delaware	100%
	Energizer Middle East and Africa Limited	Delaware	100%
	Energizer Personal Care, Inc.	Delaware	100%
	Energizer (South Africa) Ltd.	Delaware	100%
	Eveready Battery Company, Inc.	Delaware	100%
	Energizer Battery Manufacturing, Inc.	Delaware	100%
	Energizer Receivables Funding Corporation	Delaware	100%
	Energizer Group, Inc.	Delaware	100%
	Energizer-Schick Taiwan Ltd.	Delaware	100%
	Personal Care Group, Inc.	Delaware	100%
	Personal Care Holdings, Inc.	Delaware	100%
	Playtex Products, Inc.	Delaware	100%
	Playtex Sales & Services, Inc.	Delaware	100%
	Playtex Manufacturing, Inc.	Delaware	100%
	Playtex Investment Corp.	Delaware	100%
	Playtex International Corp.	Delaware	100%
	Playtex Marketing Corp.	Delaware	50%
	Schick Manufacturing, Inc.	Delaware	100%
	Sun Pharm, LLC	Delaware	100%
	Sun Pharmaceuticals Corp.	Delaware	100%
	Tanning Research Laboratories, LLC	Delaware	100%
	TH Marketing Corp.	Delaware	100%
	Energizer Group Dominican Republic S.A	Dominican Republic	100%

	Eveready Ecuador C.A.	Ecuador	100%
	Energizer Egypt S.A.E.	Egypt	70.02%
	Schick Egypt LLC	Egypt	100%
	Tiki Hut Holding Company, Inc.	Florida	100%
	Tanning Research Laboratories, Inc.	Florida	100%
	Hawaiian Tropic Europe, Inc.	Florida	100%
+	COREPILE	France	20%
	Energizer Group France SAS	France	100%
	Energizer Deutschland G.m.b.H. & Co. KG	Germany	100% Partnership
	Energizer Finanzierungs GbR	Germany	100% Partnership
	Energizer Management Holding Verwaltungs mbH	Germany	100%
	Wilkinson Sword GmbH	Germany	100%
	Energizer Hellas A.E.	Greece	100%
	Energizer Hong Kong Limited	Hong Kong	100%
	Eveready Hong Kong Company	Hong Kong	100% Partnership
*	Playtex Products (Hong Kong) Ltd.	Hong Kong	100%
	Schick Asia Limited	Hong Kong	100%
	Sonca Products Limited	Hong Kong	100%
	Energizer Hungary Trading Ltd.	Hungary	100%
+	RE'LEM Public Benefit Company	Hungary	33.3%
*	EBC (India) Company Private Limited	India	100%
*	Energizer India Private Limited	India	100%
	PT Energizer Indonesia	Indonesia	100%
	Energizer Ireland Limited	Ireland	100%
	Energizer Group Italia S.p.A.	Italy	100%
	Schick Japan K.K.	Japan	100%
	Eveready East Africa Limited	Kenya	10.73% (Public)
	Energizer Korea Ltd.	Korea	100%
	Energizer Malaysia SDN.BHD.	Malaysia	80%
	Eveready de Mexico S.A. de C.V.	Mexico	100%
	Energizer Group Holland B.V.	Netherlands	100%
	Tropria Holding B.V.	Netherlands	100%
	Energizer NZ Limited	New Zealand	100%
	Carewell Industries, Inc.	New York	100%
	Schick & Energizer Peru S.A.	Peru	100%
	Energizer Philippines, Inc.	Philippines	100%
	Energizer Polska Sp. zo.o	Poland	100%
+	REBA Organizacja Odzysku S.A.	Poland	20%
+	ECOPILHAS LDA.	Portugal	16.66%
	Energizer Group Portugal Unipessoal, Lda. (formerly Wilkinson Sword Artigos de Higiene Unipessoal Ltda.)	Portugal	100%
	Energizer Puerto Rico, Inc.	Puerto Rico	100%
	Energizer LLC	Russia	100%
	Energizer Asia Investments Pte. Ltd.	Singapore	100%
	Energizer Singapore Pte. Ltd.	Singapore	100%
	Energizer Slovakia, Spol.Sr.O.	Slovak Republic	100%
	Energizer Group España S.A. (Formerly Wilkinson Sword S.A.E.)	Spain	100%
	Energizer Lanka Limited	Sri Lanka	69.91% (Public)
	Energizer Group Sweden AB	Sweden	100%

	Energizer SA	Switzerland	100%
	Energizer (Thailand) Limited	Thailand	100%
	Wilkinson Sword Tras Urunleri Ticaret Limited Sirketi	Turkey	100%
	Berec Overseas Investments Limited	United Kingdom	100%
	Energizer Financial Service Centre Ltd.	United Kingdom	100%
	Energizer Holdings UK Co. Limited	United Kingdom	100%
	Energizer Investments UK Limited	United Kingdom	100%
	Energizer Group Limited	United Kingdom	100%
	Energizer Trust Limited	United Kingdom	100%
	Ever Ready Limited	United Kingdom	100%
	Wilkinson Sword Limited	United Kingdom	100%
*	Wilkinson Sword (1999) Limited	United Kingdom	100%
*	EBC Uruguay, S. A.	Uruguay	100%
	Eveready de Venezuela, C.A.	Venezuela	100%
	Energizer Group Venezuela C.A.	Venezuela	100%

*	In liquidation/amalgamation
+	Non-profit corporation